                                                                    Exhibit f(v)



                             MODIFICATION AGREEMENT
                             ----------------------


         THIS AGREEMENT is made as of this 1st day of December, 1994, by and among CIGNA HIGH INCOME SHARES ("Borrower"), SOCIETE GENERALE ("Societe"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), individually and as agent for itself and the other banks (collectively, the "Banks") which from time to time are parties to the hereinafter defined Credit Agreement (in such capacity, "Agent").


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by a Modification Agreement dated as of March 11, 1994, a Modification Agreement dated as of June 28, 1994 and a Modification Agreement dated as of June 30, 1994 (collectively, the "Modification Agreements" and, together with the Original Credit Agreement, as amended thereby, the "Credit Agreement") to which Societe became a party by an assignment of a portion of PNC's interest pursuant to an Assignment and Assumption Agreement dated as of March 11, 1994.

                  B. The Loans (as defined in the Credit Agreement) are evidenced by Borrower's Revolving Credit Note in favor of PNC in the principal amount of $81,300,000 (the "PNC Note") and Revolving Credit Note in favor of Societe in the principal amount of $20,000,000 (the "Societe Note" and, together with the PNC Note, the "Notes"). The Notes are secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreements (as amended, the "Pledge Agreement").

                  C. Borrower has requested and PNC, Societe and Agent have agreed to (i) further amend the Credit Agreement (a) to extend the termination date set forth therein, and (b) so that the term "Eligible Assets" as defined in the Credit Agreement shall include certain additional securities; (ii) further amend the Pledge Agreement so that the term "Eligible Securities" as defined in the Pledge Agreement shall include certain additional securities; (iii) amend the PNC Note; and (iv) amend the Societe Note.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.  Definitions.  Capitalized  terms  used   herein  and   not
                      -----------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  2.  Amendments to Credit  Agreement.  The Credit  Agreement is
                      -------------------------------
hereby amended as follows:

                           (a)     Section 1.1 of the Credit Agreement is hereby
amended by striking the term "May 1, 1996" from the first sentence of such Section and replacing it with "May 1, 1997".

                           (b)      The definition of "Eligible Assets" that
appears in Section 5.2 of the Credit Agreement is hereby amended as follows:

                                    (i) by striking the word "and" that precedes
                  subsection (x) of such definition and inserting the following language immediately following the word "sale" in subsection
                  (x) of such definition:

                    "; and (xi) U.S. dollar-denominated fixed
                    income   securities   issued  by  foreign
                    governments and other foreign issuers that are held by the Custodian in the Commonwealth of Massachusetts or in the possession of clearing corporations in the State of New York;";

                                    (ii)  by  inserting  "or  (xi)"  immediately
                  following "(v)" in subsection (y) of such definition; and

                                    (iii) by adding the  following  new category
                  of securities and corresponding percentage limitation at the end of such definition:

                               "20% U.S. dollar-denominated fixed income securities described in (xi) above."


                  3. Amendments to Pledge Agreement. The definition of "Eligible
                     ------------------------------
Securities" that appears in Article 2 of the Pledge Agreement is hereby amended as follows:

                           (a) by striking the word "and" that precedes
subsection (ix) of such definition and inserting the following language immediately following the word "sale" in subsection (ix) of such definition:

                    "; and (x) U.S. dollar-denominated fixed
                    income  securities   issued  by  foreign
                    governments  and other  foreign  issuers
                     that are held by the  Custodian  in the
                     Commonwealth of Massachusetts or in the
                     possession of clearing  corporations in
                     the State of New York;"

                           (b)      by inserting the term "or (x)" immediately
following the term "(iv)" in subsection (y) of such definition; and

                           (c)      by adding the following new category of
securities and corresponding percentage limitation at the end of such definition:

                           "20% U.S. dollar-denominated fixed income securities described in (x) above."


                  4. Amendments to Notes. (a) The PNC Note is hereby amended (i)
                     -------------------
by replacing the date "May 1, 1996" that appears in the first paragraph thereof with "May 1, 1997" and (ii) by inserting the words "and as such may be further amended from time to time" immediately following the term "May 27, 1994" in the first paragraph thereof.

                           (b)      The Societe Note is hereby amended (i) by
replacing the date "May 1, 1996" that appears in the first paragraph thereof with "May 1, 1997" and (ii) by inserting the words "and as such may be further amended from time to time" immediately following the term "March 11, 1994" in the first paragraph thereof.

                  5.  Amendment to the Loan  Documents.  All  references  to the
                      --------------------------------
Credit Agreement and the Pledge Agreement in the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement and the Pledge Agreement as heretofore amended and as amended by this Agreement. All amendments to the Credit Agreement and the Pledge Agreement as set forth in this Agreement shall be effective as of the date hereof.

                  6.   Ratification  of  the  Loan  Documents.   Notwithstanding
                       --------------------------------------
anything to the contrary herein contained or any claims of the parties to the contrary, Agent, PNC, Societe and Borrower agree that the Loan Documents and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

                  7. Representations and Warranties.
                     ------------------------------

                           (a)      Borrower hereby certifies that (i) the
representations and warranties of Borrower in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Notes or the Pledge Agreement exists on the date hereof.

                           (b)   Borrower further represents that it has all the
requisite power and authority to enter into and to perform its obligations under this Agreement and that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the certificate of incorporation or by-laws of Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                           (c)      Borrower also further represents that its
obligation to repay the Notes, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Notes.

                  8. Miscellaneous.
                     -------------

                           (a)   Borrower shall pay or reimburse all of Agent's
out-of-pocket costs and expenses incurred in connection with this Agreement, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                           (c)     In the event any provisions of this Agreement
shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                           (d)      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (e)   This Agreement may be executed in counterparts,
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (f)      The headings used in this Agreement are for
convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                           (g)      Any facsimile signature of any party hereto
shall constitute a legal, valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            CIGNA HIGH INCOME SHARES

[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ---------------------------             --------------------------------

Title:  Vice President + Secretary          Title: Vice President and Treasurer
       ---------------------------                -----------------------------


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            PNC BANK, NATIONAL
                                             ASSOCIATION, as Agent


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            SOCIETE GENERALE


                                            By: /s/ Laura A. Hope
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------